UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 25, 2020

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 25, 2020, the Board of Directors of HomeStreet, Inc. ("HomeStreet" or the "Company"), upon recommendation of the Board's Human Resources and Corporate Governance Committee (the "HRCG"), took action pursuant to the Company's Amended and Restated Bylaws to expand the Board to 9 directors and appoint Jeffrey D. Green to fill the vacancy created by that expansion for a term that will expire at the next annual meeting of the Company's shareholders. Mr. Green will also serve as a member of the Company's HRCG and Audit Committees.

From 1990 until his retirement the end of 2018, Mr. Green worked with financial institution clients as an audit partner at Moss Adams LLP, an advisory, tax and accounting firm headquartered on the West coast. From 2015 to 2018, he was the Financial Institutions National Practice Leader, and in that role he was responsible for the Firm’s financial institutions practice, covering accounting, auditing, and strategic issues facing financial institutions including SEC bank reporting companies, community banks, thrifts and mortgage banking companies. From 2007 to 2015 he was the Managing Partner of that firm's Everett, Washington office. Mr. Green holds a Bachelor of Science in business administration with a focus in accounting from Washington State University and is a certified public accountant. He is a member of the Washington State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
The HRCG recommended that the Board appoint Mr. Green as a director following a thorough assessment of his background and qualifications. Mr. Green's decades of experience in working with financial institutions on accounting, audit issues and strategic matters, his qualification as an audit committee financial expert and his management experience, were considered important by the HRCG in its evaluation. Mr. Green was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Green will receive such compensation as previously described in the Company's proxy statement for the Company's 2020 annual meeting of the shareholders filed with the Securities and Exchange Commission on April 21, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary